Exhibit 99.1

1 Becton Drive

Franklin Lakes, NJ 07417

www.bd.com

News Release

Contact:

Monique N. Dolecki, Investor Relations – 201-847-5453

Colleen T. White, Corporate Communications – 201-847-5369

BD ANNOUNCES RESULTS FOR 2013 SECOND FISCAL QUARTER

Franklin Lakes, NJ (May 2, 2013) – BD (Becton, Dickinson and Company) (NYSE: BDX), a leading global medical technology company, today reported quarterly revenues of $2.0 billion for the second fiscal quarter ended March 31, 2013, representing an increase of 3.7 percent from the prior-year period, or 4.1 percent on a foreign currency-neutral basis.

“We continued to deliver solid performance in the second quarter. Our results for the first half of the year give us the confidence to raise guidance for fiscal year 2013,” said Vincent A. Forlenza, Chairman, CEO and President. “Additionally, our recent announcements of the BD SimplistTM product line and the Cato Software acquisition demonstrate how we are continuing to invest in innovation both organically and through strategic acquisition opportunities. We believe we are well positioned for continued success in fiscal year 2013 and beyond.”

Company Completes Acquisition of Cato Software Solutions

As previously announced on March 12, 2013, the Company completed its acquisition of Cato Software Solutions, or “CSS.” CSS, based in Vienna, Austria, provides a suite of comprehensive medication safety software solutions that are intended to prevent medication errors and improve efficiency in both pharmacy and drug delivery settings. CSS revenues will be reported in the BD Medical – Medical Surgical Systems unit.

Company Enters Pharmaceutical Manufacturing Market

On March 27, 2013, the Company announced its entrance into the pharmaceutical manufacturing industry with BD SimplistTM, a line of ready-to-administer, prefilled generic injectables. BD Simplist prefilled injectables will be commercialized and manufactured by BD Rx Inc., a wholly-owned subsidiary of BD, which plans to launch 20 to 30 drugs over the next few years. BD Rx Inc. revenues will be reported in the BD Medical – Medical Surgical Systems unit.

Second Quarter and Six-Month Fiscal 2013 Operating Results

Diluted earnings per share from continuing operations for the second quarter were $1.39, compared with $1.31 in the prior-year period, representing a 6.1 percent increase, or 7.6 percent on a foreign currency-neutral basis. Excluding the medical device tax that went into effect in January 2013 under the U.S. healthcare reform law, adjusted diluted earnings per share from continuing operations were $1.44, which represents growth of 9.9 percent. On a foreign currency-neutral basis, adjusted diluted earnings per share from continuing operations for the second quarter increased 11.5 percent.

For the six-month period ending March 31, 2013, diluted earnings per share from continuing operations were $2.74, compared with $2.45 in the prior-year period. This represents growth of 11.8 percent. Excluding the medical device tax, adjusted diluted earnings per share from continuing operations were $2.79. This represents growth of 13.9 percent excluding the medical device tax. Foreign currency had an immaterial impact on earnings per share for the six-month period.

Segment Results

In the BD Medical segment, worldwide revenues for the quarter were $1.062 billion, representing an increase of 4.0 percent compared with the prior-year period, or 4.2 percent on a foreign currency-neutral basis. The segment’s revenue growth reflects solid sales in the Medical Surgical Systems and Diabetes Care units. As expected, we experienced lower revenue growth in the Pharmaceutical Systems unit, reflecting an unfavorable comparison to the prior-year period.

For the six-month period ended March 31, 2013, BD Medical revenues increased 3.7 percent, or 4.7 percent on a currency-neutral basis.

In the BD Diagnostics segment, worldwide revenues for the quarter were $659 million, representing an increase of 4.6 percent compared with the prior-year period, or 4.9 percent on a foreign currency-neutral basis. The segment’s growth was driven by new product sales as well as international expansion in the Diagnostic Systems unit.

For the six-month period ended March 31, 2013, BD Diagnostics revenues increased 4.8 percent, or 5.5 percent on a currency-neutral basis.

In the BD Biosciences segment, worldwide revenues for the quarter were $279 million, representing an increase of 0.6 percent compared with the prior-year period, or 1.9 percent on a foreign currency-neutral basis. Segment revenue growth was driven by solid instrument placements in the U.S., as well as a favorable timing of orders in Advanced Bioprocessing. This was offset in part by softness in Western Europe due to austerity measures and timing of government funding in Japan.

For the six-month period ended March 31, 2013, BD Biosciences revenues increased 1.1 percent, or 2.6 percent on a currency-neutral basis.

Geographic Results

Second quarter revenues in the U.S. of $824 million represent an increase of 0.3 percent over the prior-year period. As expected, U.S. revenues were impacted by timing of orders. Revenues outside of the U.S. were $1.177 billion, representing an increase of 6.2 percent compared with the prior-year period, or 6.9 percent on a foreign currency-neutral basis. International revenues reflected continued strength in emerging markets and strong sales of safety-engineered products.

For the six-month period ended March 31, 2013, revenues in the U.S. were $1.654 billion, representing an increase of 1.6 percent compared with the prior-year period. Revenues outside of the U.S. were $2.247 billion, representing an increase of 5.3 percent when compared with the prior-year period, or 7.0 percent on a foreign currency-neutral basis.

Fiscal 2013 Outlook for Full Year

The Company is raising its previously communicated guidance for the full fiscal year 2013 on revenues and earnings per share growth. On a currency-neutral basis, revenue growth is expected to be between 4.5 and 5.0 percent, or an increase of 50 basis points. Reported revenue growth guidance remains consistent with the Company’s previously guided range of 3.5 to 4.0 percent. Reported diluted earnings per share from continuing operations for fiscal year 2013 are expected to be between $5.72 and $5.75, or an increase of $0.03 from the previous guidance range. This represents growth of 6.5 to 7.0 percent over 2012 adjusted diluted earnings per share of $5.37, which excludes the pension settlement charge in fiscal year 2012. On a currency-neutral basis, earnings per share are expected to increase 100 basis points to 8.5 to 9.0 percent. After adjusting for the impact of the medical device tax and foreign currency, adjusted diluted earnings per share are expected to grow 11.0 to 11.5 percent. In line with previously disclosed guidance, the Company plans to repurchase, subject to market conditions, about $500 million of its common stock in fiscal year 2013.

Conference Call Information

A conference call regarding BD’s second quarter results will be broadcast live on BD’s website, www.bd.com/investors, along with related slides, at 8:00 a.m. (ET) Thursday, May 2, 2013. The conference call will be available for replay on BD’s website, www.bd.com/investors, or at 1-800-475-6701 (domestic) and 1-320-365-3844 (international) through the close of business on Thursday, May 9, 2013, confirmation number 290460.

Non-GAAP Financial Measures

This news release contains certain non-GAAP financial measures. Reconciliations of these and other non-GAAP measures to the comparable GAAP measures are included in the attached financial tables.

About BD

BD is a leading global medical technology company that develops, manufactures and sells medical devices, instrument systems and reagents. The Company is dedicated to improving people’s health throughout the world. BD is focused on improving drug delivery, enhancing the quality and speed of diagnosing infectious diseases and cancers, and advancing research, discovery and production of new drugs and vaccines. BD’s capabilities are instrumental in combating many of the world’s most pressing diseases. Founded in 1897 and headquartered in Franklin Lakes, New Jersey, BD employs nearly 30,000 associates in more than 50 countries throughout the world. The Company serves healthcare institutions, life science researchers, clinical laboratories, the pharmaceutical industry and the general public. For more information, please visit www.bd.com.

***

This press release, including the section entitled “Fiscal 2013 Outlook for Full Year”, contains certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s performance, including future revenues and earnings per share. All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to forward-looking statements contained herein, a number of factors could cause actual results to vary materially from any forward-looking statement. These factors include, but are not limited to: potential cuts in healthcare spending by the U.S. government as part of deficit reduction measures, including “sequestration”, which could result in reduced demand for our product or downward pricing pressure; the unknown consequences of healthcare reform in the United States, including the impact of the reduction in Medicare and Medicaid payments to hospitals, pharmaceutical companies and other customers, which could reduce demand for our products and increase downward pricing pressure; adverse changes in regional, national or foreign economic conditions, including any impact that may result from the current global economic conditions on our ability to access credit markets and finance our operations, the demand for our products and services as a result of reduced government funding, lower utilization rates or otherwise, or our suppliers’ ability to provide products needed for our operations; changes in interest or foreign currency exchange rates; our ability to successfully integrate any businesses we acquire; competitive factors;

pricing and market share pressures; difficulties inherent in product development and delays in product introductions; increases in energy costs and their effect on, among other things, the cost of producing BD’s products; fluctuations in costs and availability of raw materials and in BD’s ability to maintain favorable supplier arrangements and relationships; new or changing laws impacting our business or changes in enforcement practices with respect to such laws; uncertainties of litigation (as described in BD’s filings with the Securities and Exchange Commission); future healthcare reform, including changes in government pricing and reimbursement policies or other cost containment reforms; the effects of potential pandemic diseases; and issuance of new or revised accounting standards, as well as other factors discussed in BD’s filings with the Securities and Exchange Commission. We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

BECTON DICKINSON AND COMPANY

CONSOLIDATED INCOME STATEMENTS

(Unaudited; Amounts in thousands, except per share data)

	Three Months Ended March 31,
	2013	2012	% Change
REVENUES	$2,000,375	$1,928,961	3.7

Cost of products sold	982,256	941,184	4.4
Selling and administrative	514,610	487,694	5.5
Research and development	122,377	116,753	4.8

TOTAL OPERATING COSTS AND EXPENSES	1,619,243	1,545,631	4.8

OPERATING INCOME	381,132	383,330	(0.6)

Interest income	11,818	16,678	(29.1)
Interest expense	(34,732)	(35,140)	(1.2)
Other income, net	2,253	4,657	(51.6)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	360,471	369,525	(2.5)

Income tax provision	84,351	94,401	(10.6)

INCOME FROM CONTINUING OPERATIONS	276,120	275,124	0.4

(LOSS) INCOME FROM DISCONTINUED OPERATIONS NET OF INCOME TAX (BENEFIT) PROVISION OF $(1,177) AND $7,544, RESPECTIVELY	(483)	15,909	NM

NET INCOME	$275,637	$291,033	(5.3)

EARNINGS PER SHARE

Basic:
Income from continuing operations	$1.42	$1.33	6.8
(Loss) income from discontinued operations	$—	$0.08	NM
Net income	$1.42	$1.41	0.7

Diluted:
Income from continuing operations	$1.39	$1.31	6.1
(Loss) income from discontinued operations	$—	$0.08	NM
Net income	$1.39	$1.39	—

AVERAGE SHARES OUTSTANDING
Basic	194,609	206,426
Diluted	198,143	209,803

NM - Not Meaningful

BECTON DICKINSON AND COMPANY

CONSOLIDATED INCOME STATEMENTS

(Unaudited; Amounts in thousands, except per share data)

	Six Months Ended March 31,
	2013	2012	% Change
REVENUES	$3,900,567	$3,760,681	3.7

Cost of products sold	1,876,319	1,841,649	1.9
Selling and administrative	1,010,489	969,964	4.2
Research and development	240,538	228,981	5.0

TOTAL OPERATING COSTS AND EXPENSES	3,127,346	3,040,594	2.9

OPERATING INCOME	773,221	720,087	7.4

Interest income	19,740	32,126	(38.6)
Interest expense	(69,761)	(64,518)	8.1
Other income, net	2,967	4,272	(30.5)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	726,167	691,967	4.9

Income tax provision	179,797	168,298	6.8

INCOME FROM CONTINUING OPERATIONS	546,370	523,669	4.3

INCOME FROM DISCONTINUED OPERATIONS NET OF INCOME TAX PROVISION OF $215,160 AND $14,871, RESPECTIVELY	354,703	30,350	NM

NET INCOME	$901,073	$554,019	62.6

EARNINGS PER SHARE

Basic:
Income from continuing operations	$2.79	$2.49	12.0
Income from discontinued operations	$1.81	$0.14	NM
Net income (1)	$4.61	$2.63	75.3

Diluted:
Income from continuing operations	$2.74	$2.45	11.8
Income from discontinued operations	$1.78	$0.14	NM
Net income (1)	$4.53	$2.59	74.9

AVERAGE SHARES OUTSTANDING

Basic	195,528	210,385
Diluted	199,068	213,970

NM - Not Meaningful

(1)	Total per share amounts may not add due to rounding.

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY SEGMENT AND GEOGRAPHIC AREA

(Unaudited; Amounts in thousands)

	Three Months Ended March 31,
	2013	2012	% Change
BD MEDICAL
United States	$412,485	$418,521	(1.4)
International	649,586	602,666	7.8

TOTAL	$1,062,071	$1,021,187	4.0

BD DIAGNOSTICS
United States	$322,217	$318,597	1.1
International	336,723	311,422	8.1

TOTAL	$658,940	$630,019	4.6

BD BIOSCIENCES
United States	$88,862	$83,986	5.8
International	190,502	193,769	(1.7)

TOTAL	$279,364	$277,755	0.6

TOTAL REVENUES
United States	$823,564	$821,104	0.3
International	1,176,811	1,107,857	6.2

TOTAL	$2,000,375	$1,928,961	3.7

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY SEGMENT AND GEOGRAPHIC AREA

(Unaudited; Amounts in thousands)

	Six Months Ended March 31,
	2013	2012	% Change
BD MEDICAL
United States	$837,851	$833,190	0.6
International	1,207,593	1,138,394	6.1

TOTAL	$2,045,444	$1,971,584	3.7

BD DIAGNOSTICS
United States	$642,757	$630,220	2.0
International	668,108	620,542	7.7

TOTAL	$1,310,865	$1,250,762	4.8

BD BIOSCIENCES
United States	$173,057	$163,913	5.6
International	371,201	374,422	(0.9)

TOTAL	$544,258	$538,335	1.1

TOTAL REVENUES
United States	$1,653,665	$1,627,323	1.6
International	2,246,902	2,133,358	5.3

TOTAL	$3,900,567	$3,760,681	3.7

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS

Three Months Ended March 31,

(Unaudited; Amounts in thousands)

	United States
	2013	2012	% Change
BD MEDICAL
Medical Surgical Systems	$235,624	$237,599	(0.8)
Diabetes Care	106,643	105,725	0.9
Pharmaceutical Systems	70,218	75,197	(6.6)

TOTAL	$412,485	$418,521	(1.4)

BD DIAGNOSTICS
Preanalytical Systems	$161,967	$163,455	(0.9)
Diagnostic Systems	160,250	155,142	3.3

TOTAL	$322,217	$318,597	1.1

BD BIOSCIENCES	$88,862	$83,986	5.8

TOTAL UNITED STATES	$823,564	$821,104	0.3

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS

Three Months Ended March 31, (continued)

(Unaudited; Amounts in thousands)

	International
			% Change
	2013	2012	Reported	FXN	FX Impact
BD MEDICAL
Medical Surgical Systems	$302,941	$281,340	7.7	8.4	(0.7)
Diabetes Care	125,449	113,520	10.5	12.0	(1.5)
Pharmaceutical Systems	221,196	207,806	6.4	5.7	0.7

TOTAL	$649,586	$602,666	7.8	8.2	(0.4)

BD DIAGNOSTICS
Preanalytical Systems	$168,064	$159,858	5.1	5.3	(0.2)
Diagnostic Systems	168,659	151,564	11.3	12.4	(1.1)

TOTAL	$336,723	$311,422	8.1	8.8	(0.7)

BD BIOSCIENCES	$190,502	$193,769	(1.7)	0.2	(1.9)

TOTAL INTERNATIONAL	$1,176,811	$1,107,857	6.2	6.9	(0.7)

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS

Three Months Ended March 31, (continued)

(Unaudited; Amounts in thousands)

	Total
			% Change
	2013	2012	Reported	FXN	FX Impact
BD MEDICAL
Medical Surgical Systems	$538,565	$518,939	3.8	4.2	(0.4)
Diabetes Care	232,092	219,245	5.9	6.6	(0.7)
Pharmaceutical Systems	291,414	283,003	3.0	2.4	0.6

TOTAL	$1,062,071	$1,021,187	4.0	4.2	(0.2)

BD DIAGNOSTICS
Preanalytical Systems	$330,031	$323,313	2.1	2.2	(0.1)
Diagnostic Systems	328,909	306,706	7.2	7.8	(0.6)

TOTAL	$658,940	$630,019	4.6	4.9	(0.3)

BD BIOSCIENCES	$279,364	$277,755	0.6	1.9	(1.3)

TOTAL REVENUES	$2,000,375	$1,928,961	3.7	4.1	(0.4)

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS

Six Months Ended March 31,

(Unaudited; Amounts in thousands)

	United States
	2013	2012	% Change
BD MEDICAL
Medical Surgical Systems	$484,816	$486,015	(0.2)
Diabetes Care	219,047	211,251	3.7
Pharmaceutical Systems	133,988	135,924	(1.4)

TOTAL	$837,851	$833,190	0.6

BD DIAGNOSTICS
Preanalytical Systems	$328,916	$325,570	1.0
Diagnostic Systems	313,841	304,650	3.0

TOTAL	$642,757	$630,220	2.0

BD BIOSCIENCES	$173,057	$163,913	5.6

TOTAL UNITED STATES	$1,653,665	$1,627,323	1.6

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS

Six Months Ended March 31, (continued)

(Unaudited; Amounts in thousands)

	International
			% Change
	2013	2012	Reported	FXN	FX Impact
BD MEDICAL
Medical Surgical Systems	$589,687	$555,234	6.2	7.8	(1.6)
Diabetes Care	255,847	233,913	9.4	11.7	(2.3)
Pharmaceutical Systems	362,059	349,247	3.7	4.8	(1.1)

TOTAL	$1,207,593	$1,138,394	6.1	7.7	(1.6)

BD DIAGNOSTICS
Preanalytical Systems	$335,882	$314,365	6.8	8.1	(1.3)
Diagnostic Systems	332,226	306,177	8.5	10.1	(1.6)

TOTAL	$668,108	$620,542	7.7	9.1	(1.4)

BD BIOSCIENCES	$371,201	$374,422	(0.9)	1.2	(2.1)

TOTAL INTERNATIONAL	$2,246,902	$2,133,358	5.3	7.0	(1.7)

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS

Six Months Ended March 31, (continued)

(Unaudited; Amounts in thousands)

	Total
			% Change
	2013	2012	Reported	FXN	FX Impact
BD MEDICAL
Medical Surgical Systems	$1,074,503	$1,041,249	3.2	4.0	(0.8)
Diabetes Care	474,894	445,164	6.7	7.9	(1.2)
Pharmaceutical Systems	496,047	485,171	2.2	3.1	(0.9)

TOTAL	$2,045,444	$1,971,584	3.7	4.7	(1.0)

BD DIAGNOSTICS
Preanalytical Systems	$664,798	$639,935	3.9	4.5	(0.6)
Diagnostic Systems	646,067	610,827	5.8	6.6	(0.8)

TOTAL	$1,310,865	$1,250,762	4.8	5.5	(0.7)

BD BIOSCIENCES	$544,258	$538,335	1.1	2.6	(1.5)

TOTAL REVENUES	$3,900,567	$3,760,681	3.7	4.7	(1.0)

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

SAFETY REVENUES

(Unaudited; Amounts in thousands)

	Three Months Ended March 31,
			% Change
	2013	2012	Reported	FXN	FX Impact
TOTAL SAFETY REVENUES
United States	$287,369	$282,733	1.6	1.6	—
International	227,066	205,369	10.6	11.1	(0.5)

TOTAL	$514,435	$488,102	5.4	5.6	(0.2)

BY SEGMENT
BD Medical	$256,346	$235,928	8.7	9.0	(0.3)
BD Diagnostics	258,089	252,174	2.3	2.4	(0.1)

TOTAL	$514,435	$488,102	5.4	5.6	(0.2)

	Six Months Ended March 31,
			% Change
	2013	2012	Reported	FXN	FX Impact
TOTAL SAFETY REVENUES
United States	$578,312	$573,345	0.9	0.9	—
International	447,299	402,326	11.2	12.7	(1.5)

TOTAL	$1,025,611	$975,671	5.1	5.7	(0.6)

BY SEGMENT
BD Medical	$508,202	$475,711	6.8	7.5	(0.7)
BD Diagnostics	517,409	499,960	3.5	4.1	(0.6)

TOTAL	$1,025,611	$975,671	5.1	5.7	(0.6)

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

Quarter-to-Date Fiscal 2013 Reconciliation - FX Impact

(Unaudited; Amounts in millions, except per share data)

	Three Months Ended March 31,
	Reported FY2013	Reported FY2012	Reported Growth $	Foreign Currency Translation	FXN Change	FXN Growth
REVENUES	$2,000	$1,929	$71	$(8)	$79	4.1%

Diluted Earnings per Share from Continuing Operations	$1.39	$1.31	$0.08	$(0.02)	$0.10	7.6%

FXN = Foreign Currency Neutral

All figures rounded. Totals may not add due to rounding.

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

Year-to-Date Fiscal 2013 Reconciliation—FX Impact

(Unaudited; Amounts in millions, except per share data)

	Six Months Ended March 31,
	Reported FY2013	Reported FY2012	Reported Growth $	Foreign Currency Translation	FXN Change	FXN Growth
REVENUES	$3,901	$3,761	$140	$(35)	$175	4.7%

Diluted Earnings per Share from Continuing Operations	$2.74	$2.45	$0.29	$0.00	$0.29	11.8%

FXN = Foreign Currency Neutral

All figures rounded. Totals may not add due to rounding.

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

FY2013 Quarter-to-Date Reconciliation

(Unaudited; Amounts in millions, except per share data)

	Three Months Ended March 31,
	Reported FY 2013	Medical Device Excise Tax (1)	Adjusted FY 2013	Reported FY 2012	Adjusted % Growth
Diluted Earnings per Share from Continuing Operations	$1.39	$0.05	$1.44	$1.31	9.9%

(1)	Represents the medical device excise tax which went into effect in January 2013 under the U.S. Patient Protection and Affordable Care Act.

All figures rounded. Totals may not add due to rounding.

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

FY2013 Year-to-Date Reconciliation

(Unaudited; Amounts in millions, except per share data)

	Six Months Ended March 31,
	Reported FY 2013	Medical Device Excise Tax (1)	Adjusted FY 2013	Reported FY 2012	Adjusted % Growth
Diluted Earnings per Share from Continuing Operations	$2.74	$0.05	$2.79	$2.45	$13.9%

(1)	Represents the medical device excise tax which went into effect in January 2013 under the U.S. Patient Protection and Affordable Care Act.

All figures rounded. Totals may not add due to rounding.

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

Quarter-to-Date Fiscal 2013 Reconciliation - Adjusted FX Impact

(Unaudited; Amounts in millions, except per share data)

	Three Months Ended March 31,
	Adjusted FY 2013	Reported FY 2012	Adjusted Growth $	Foreign Currency Translation	FXN Change	FXN Growth
Diluted Earnings per Share from Continuing Operations	$1.44	$1.31	$0.13	$(0.02)	$0.15	11.5%

FXN = Foreign Currency Neutral

All figures rounded. Totals may not add due to rounding.

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

Year-to-Date Fiscal 2013 Reconciliation - Adjusted FX Impact

(Unaudited; Amounts in millions, except per share data)

	Six Months Ended March 31,
	Adjusted FY 2013	Reported FY 2012	Adjusted Growth $	Foreign Currency Translation	FXN Change	FXN Growth
Diluted Earnings per Share from Continuing Operations	$2.79	$2.45	$0.34	$0.00	$0.34	13.9%

FXN = Foreign Currency Neutral

All figures rounded. Totals may not add due to rounding.

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

FY2013 Outlook Reconciliation

	Reported Basis	FX Impact	FXN Basis
Revenues - Full Year 2013 estimated growth	3.5% - 4.0%	(1.0%)	4.5% - 5.0%

	Full Year 2013	Full Year 2012	% Increase
	(estimated)
Reported Fully Diluted Earnings per Share from Continuing Operations	$5.72 - 5.75	$5.30	NM

Pension Settlement Charge (1)		0.06

Adjusted Fully Diluted Earnings per Share from Continuing Operations	$5.72 - 5.75	$5.37	6.5% - 7.0%

FX Impact			(2.0%)

Adjusted FXN Growth			8.5% - 9.0%

Medical Device Excise Tax Impact (2)			(2.5%)

Adjusted FXN Growth (excluding the medical device excise tax)			11.0% - 11.5%

(1)

Primarily represents a non-cash pension settlement charge associated with lump sum benefit payments made from the Company’s U.S. supplemental pension plan, as such payments exceeded the service and interest components of the plan’s pension cost for the year. The charge also included settlement losses associated with certain foreign pension plans.

(2)	Represents the medical device excise tax which went into effect in January 2013 under the U.S. Patient Protection and Affordable Care Act.

NM - Not Meaningful

FXN = Foreign Currency Neutral

All figures rounded. Totals may not add due to rounding.